UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2021
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol Symbol(s)	Name of each exchange on which registered
Common	PFS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operation and Financial Condition.

On July 30, 2021, Provident Financial Services, Inc. (the “Company”) issued a press release reporting its financial results for the three and six months ended June 30, 2021. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 7.01    Regulation FD Disclosure.

On July 30, 2021, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.23 per common share, payable on August 27, 2021, to stockholders of record as of the close of business on August 13, 2021.

This announcement was included as part of the press release announcing financial results for the three and six months ended June 30, 2021 and attached as Exhibit 99.1 to this report. A copy of the press release is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired. Not applicable.

(b)    Pro Forma Financial Information. Not applicable.

(c)     Shell Company Transactions. Not applicable.

(d)    Exhibits.

Exhibit No.        Description

99.1    Press release issued by the Company on July 30, 2021 announcing its financial results for the three and six months ended June 30, 2021 and the declaration of a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:	July 30, 2021	By:/s/ Christopher Martin
Christopher Martin
Chairman and Chief Executive Officer